Exhibit 10.22

CALCULATION OF US PRODUCT PROFIT SHARE FOR SCHEDULE II CLASSIFICATION

During the first twenty-four (24) months following First Commercial Sale of the first Collaboration Product for ADHD, New River's share of US Product Profits pursuant to clause (b) of Section 7.4.1 shall be the greater of: (i) 25%, and (ii) the value of "X" determined as follows:

X = {(0.25 * A) + [0.35 * (B - A)] + [0.1 * (B - 2A)]} / B

A = the CII Threshold Sales for the applicable calendar year, as defined below

B = the Net Sales of the applicable Collaboration Product in the US Territory during such calendar year

After such twenty-four (24) month period, New River's share of US Product Profits pursuant to clause (b) of Section 7.4.1 shall be the greater of: (i) 50%, and (ii) the value of "Y" determined as follows:

Y = {(0.5 * A) + [0.6 * (B - A)] + [0.1 * (B - 2A)]} / B

A = the CII Threshold Sales for the applicable calendar year, as defined below

B = the Net Sales of the applicable Collaboration Product in the US Territory during such calendar year

During all periods, Shire's share of US Product Profits will be equal to 100% minus New River's share of US Product Profits.

By way of example, if the first Collaboration Product for ADHD receives Regulatory Approval in 2007, is classified as CII, and achieves U.S. sales of $312.5 million in calendar year 2010, then New River's share of US Product Profit in that year would be (calculated in millions, for simplicity):

X = {(0.5 * 125) + [0.6 * (312.5 - 125)] + [0.1 * (312.5 - 2 * 125)]} / 312.5

X = {62.5 + 112.5 + 6.25} / 312.5

X = 0.58

Thus, in this example, New River's share of US Product Profit for the first Collaboration Product for ADHD would be 58% and Shire's share would be 42%.

For purposes of this Exhibit B, "CII Threshold Sales" means the following amount of Net Sales of a Collaboration Product in the US Territory during each of the following calendar years:

Calendar Year	U.S. Sales

2007	$ 32 million

2008	$ 61 million

2009	$ 95 million

2010	$ 125 million

2011	$ 155 million

2012	$ 200 million

and future years